UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2022

Exxon Mobil Corporation
(Exact name of registrant as specified in its charter)

New Jersey	1-2256	13-5409005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 5959 Las Colinas Boulevard, Irving, Texas 75039-2298
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 940-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of Each Exchange
Title of Each Class	Trading Symbol	on Which Registered
Common Stock, without par value	XOM	New York Stock Exchange
0.142% Notes due 2024	XOM24B	New York Stock Exchange
0.524% Notes due 2028	XOM28	New York Stock Exchange
0.835% Notes due 2032	XOM32	New York Stock Exchange
1.408% Notes due 2039	XOM39A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On January 31, the Corporation announced in its News Release titled “ExxonMobil Streamlines Structure to Enhance Effectiveness, Grow Value, Reduce Costs” its intent to streamline its business structure to better support customers, enhance performance and grow value. Effective April 1, the Corporation formed ExxonMobil Product Solutions, combining world-scale Downstream and Chemical businesses, and centralized Technology & Engineering and Operations & Sustainability groups to further capture benefits of technology, scale, and integration value.

The Corporation will begin reporting under the new structure effective with the filing of the Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2022 that will be filed with the United States Securities and Exchange Commission (“SEC”). This Form 8-K provides a retrospective application of the new segments and reclassified historical results for the five (5) years prior to January 1, 2022 as shown in Exhibit 99.1. The adjustments to the new segmentation had no impact on the Corporation’s historical consolidated operating results, cash flows, or equity. Reclassified historical segment results are unaudited estimates. Exhibit 99.2 contains a presentation posted on our website explaining the restructuring and modeling guidance for our product solutions business.

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	New Segment Recast

99.2	ExxonMobil Product Solutions Summary

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXXON MOBIL CORPORATION

Date: June 17, 2022	By:	/s/ LEN M. FOX
Len M. Fox
Vice President and Controller
(Principal Accounting Officer)
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